                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    (as filed with the Securities and Exchange Commission on April 20, 2000)

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                               AMPHENOL CORPORATION
----------------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement no.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

NOTES

                         NOTICE OF 2000 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                              AMPHENOL CORPORATION

                              AMPHENOL CORPORATION
                                358 HALL AVENUE
                                 P.O. BOX 5030
                      WALLINGFORD, CONNECTICUT 06492-7530

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                                      TIME

                      11:00 a.m., Wednesday, May 24, 2000

                                     PLACE

                             Corporate Headquarters
                                358 Hall Avenue
                             Wallingford, CT 06492

                                     AGENDA

1. To elect three directors for terms to expire at the 2003 Annual Meeting of Stockholders.

2. To ratify the appointment of Deloitte & Touche LLP as independent accountants.

3. To transact such other business as may properly come before the Meeting and any adjournments thereof.

                       BY ORDER OF THE BOARD OF DIRECTORS

                               EDWARD C. WETMORE

                                   SECRETARY

APRIL 24, 2000

                                  -IMPORTANT--

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WHETHER OR NOT YOU
    PLAN TO ATTEND THE MEETING

                                PROXY STATEMENT

    This Proxy Statement (first mailed to stockholders on or about April 24, 2000) is furnished to the holders of the Class A Common Stock, par value $.001 per share ("Common Stock"), of Amphenol Corporation (the "Company" or "Amphenol") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the Company's corporate headquarters at 358 Hall Avenue, Wallingford, Connecticut 06492-7530 (telephone (203) 265-8900) at 11:00 a.m. on Wednesday, May 24, 2000 (the "Annual Meeting").

                                  RECORD DATE

    The Board of Directors has fixed the close of business on March 24, 2000 as the Record Date for the 2000 Annual Meeting of Stockholders. Only stockholders of record at the Record Date are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof, in person or by proxy. At the Record Date, there were 20,725,786 shares of Common Stock outstanding. On March 14, 2000 the Board of Directors approved a two-for-one split of the Company's Common Stock to be issued to shareholders of record as of March 23, 2000. The split is conditioned upon stockholder approval of an amendment to the Company's Certificate of Incorporation increasing the number of shares of authorized Common Stock. The number of shares stated as of the Record Date does not reflect the two-for-one split which is expected to be effective on or about April 24, 2000.

                                    PROXIES

    The proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting and any adjournments thereof. Each holder of Common Stock is entitled to one vote for each share of such stock held at the Record Date. The holders in person or by proxy of a majority of the Common Stock of the Company entitled to be voted at the Annual Meeting shall constitute a quorum.

    Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same upon receipt by the Company, prior to the time the proxy is voted, of a duly executed instrument revoking it, or of a duly executed proxy bearing a later date, or in the case of death or incapacity of the person(s) executing the same, of written notice thereof, or by such person(s) voting in person at the Annual Meeting. Unless revoked, all proxies representing shares entitled to vote which are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification.

    A plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of directors. An affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for approval of all other items submitted to stockholders for their consideration. An automated system administered by the inspectors of election for the Company will tabulate the votes. Broker non-votes will be treated as votes cast for purposes of a quorum, but will not be counted as either voting for or against any proposal. Abstentions will be included in tabulations of the votes cast on proposals presented (other than the election of Directors) in the same manner as votes cast against such proposals. WHERE A CHOICE HAS NOT BEEN SPECIFIED ON THE PROXY CARD, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF YOUR BOARD OF DIRECTORS.

                       PRINCIPAL STOCKHOLDERS OF AMPHENOL

    Listed in the following Table are those stockholders known to Amphenol to be the beneficial owners of more than five percent of the Company's Common Stock as of March 24, 2000.

                                                                          PERCENT OF
                                                                         CLASS AT THE
                   NAME OF                      AMOUNT AND NATURE OF        RECORD
              BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP(2)       DATE
---------------------------------------------  -----------------------   ------------
KKR Associates 1996 L.P.(1)                          13,165,745(2)           63.52%
9 West 57th Street
New York, NY ("KKR")

------------------------

(1) Shares of Common Stock shown, as owned by KKR, are owned of record by three limited partnerships affiliated with KKR, KKR 1996 Fund L.P. (10,291,194 shares), NXS Associates L.P. (2,784,407 shares) and KKR Partners II L.P. (90,144 shares). Messrs. Henry R. Kravis, Michael W. Michelson and George R. Roberts (directors of Amphenol) and Edward A. Gilhuly, Perry Golkin, James
    H. Greene, Jr., Robert I. MacDonnell, Paul E. Raether, Scott M. Stuart and Michael T. Tokarz, as members of the limited liability company which serves as the general partner of KKR, may be deemed to share beneficial ownership of the shares of the Company's Common Stock shown as beneficially owned by KKR. Each of these individuals disclaims beneficial ownership of such shares, other than to the extent of his economic interest in such partnerships.

(2) On March 14, 2000, the Board of Directors approved a two-for-one split of the Company's Common Stock to be issued to shareholders of record as of March 23, 2000. On or about April 25, 2000 each shareholder will receive one additional share of Common Stock for each share of stock then held, subject to majority shareholder approval of an increase in the authorized shares. The shares of Common Stock shown in this Table do not reflect the two-for-one split.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    Set forth below is certain information with respect to beneficial ownership of the Company's Common Stock as of March 24, 2000 by each director, the named executive officers and by all directors and executive officers of the Company as a group:

                                                  AMOUNT AND NATURE OF
                    NAME OF                            BENEFICIAL        PERCENT OF
                BENEFICIAL OWNER                      OWNERSHIP(4)         CLASS
------------------------------------------------  --------------------   ----------
Andrew M. Clarkson..............................             4,000(1)        0.02%
Timothy F. Cohane...............................           220,184(2)        1.06%
G. Robert Durham................................             1,923(1)        0.01%
Edward G. Jepsen................................           222,734(2)        1.07%
Henry R. Kravis.................................        13,165,745(1)(3)    63.52%
Marc S. Lipschultz..............................                 0(1)          --
Martin H. Loeffler..............................           323,272(2)        1.56%
Michael W. Michelson............................        13,165,745(1)(3)    63.52%
Diana G. Reardon................................            21,452(2)        0.10%
George R. Roberts...............................        13,165,745(1)(3)    63.52%
Edward C. Wetmore...............................            13,844(2)        0.06%
All executive officers and directors of the
  Company as a group (11 persons)...............          13,973,154        67.42%

------------------------

(1) The share ownership amounts for Messrs. Clarkson, Durham, Kravis, Lipschultz, Michelson and Roberts reflected in this Table do not include any shares of the Company's Common Stock which may be issued pursuant to the Amphenol Corporation Directors' Deferred Compensation Plan described under the caption "COMPENSATION OF THE BOARD" on page (9). The cumulative balance in each director's deferred compensation account as of April 1, 2000 is approximately 1,817 shares.

(2) Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon entered into Management Stockholder's Agreements with Amphenol in connection with the merger of the Company and an entity formed at the direction of KKR on May 19, 1997 (the "Merger") and each agreed to retain direct ownership of at least 94,849, 76,923, 76,923, 2,000 and 2,000 Amphenol shares, respectively, following the Merger. Pursuant to such Management Stockholder's Agreements and subject to stockholder approval of the underlying stock option plan, in 1997 each were awarded 336,538, 230,769, 230,769, 17,000 and 17,000 options, respectively, to acquire Amphenol shares. Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon also received additional option awards in 1998 and 1999. Such retained shares and any shares acquired upon exercise of such options are subject to significant transfer restrictions and call rights in favor of Amphenol for a period of five years following the completion of the Merger. The share ownership amounts for Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon reflected in this Table include 226,423, 145,811, 143,261, 11,670 and 11,670 shares, respectively, which are not presently owned by such individuals but which would be issuable upon the exercise of stock options which are currently exercisable or exercisable within 60 days of March 24, 2000.

(3) Messrs. Kravis, Michelson and Roberts disclaim beneficial ownership of such shares except to the extent of their respective economic interests in the partnerships owning such shares. (See "PRINCIPAL STOCKHOLDERS OF AMPHENOL" on page 2).

(4) On March 14, 2000, the Board of Directors approved a two-for-one split of the Company's Common Stock to be issued to shareholders of record as of March 23, 2000. On or about April 25, 2000 each shareholder will receive one additional share of Common Stock for each share of stock then held, subject to majority shareholder approval of an increase in the authorized shares. In addition, stock options granted pursuant to the Company's stock option plan are also subject to the two-for-one split. The shares of Common Stock shown in this Table do not reflect the two-for-one split.

                       PROPOSAL 1. ELECTION OF DIRECTORS

    The Amended and Restated Certificate of Incorporation and By-Laws of the Company provide for a Board of Directors of three or more directors. Currently, the number of directors of the Company is set at seven. Directors of the Company are elected for terms of three years, with one-third of the directors subject to election each year. Accordingly, action will be taken at the 2000 Annual Meeting of Stockholders for the election of three directors, Andrew M. Clarkson, Henry
R. Kravis and Marc S. Lipschultz. Each of these directors will hold office for the three-year term ending in 2002 and until their respective successors are elected and qualified.

    It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Messrs. Clarkson, Kravis and Lipschultz, except in cases of proxies bearing contrary instructions. In the event that either of these nominees should become unavailable for election for any presently unforeseen reason, the person named in the proxy will have the right to use his discretion to vote for a substitute.

    The following information details offices held, other business directorships, the classes and terms of all directors and nominees. Beneficial ownership of equity securities of the directors and nominees is shown under the caption "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS" on page 3.

                         NOMINEES FOR ELECTION IN 2000

             NAME, AGE AND                                  PRINCIPAL OCCUPATION
           TERM AS DIRECTOR                                AND OTHER INFORMATION
---------------------------------------  ----------------------------------------------------------
Henry R. Kravis                          Founding Partner of Kohlberg Kravis Roberts & Co., L.P.
Age 56                                   and since January 1996 a Managing Member of the Executive
A Director since May 1997                Committee of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co., L.P.
                                         Mr. Kravis is also a Director of Accuride Corporation,
                                         Alliance Imaging, Inc., BRW Acquisition (Bristol West
                                         Insurance Group), Borden, Inc., The Boyds Collection,
                                         Ltd., Evenflo Company Inc., The Gillette Company,
                                         govWorks.com, IDEX Corporation, KinderCare Learning
                                         Centers, Inc., KSL Golf Holdings, Inc., KSL Land
                                         Corporation, KSL Recreation Corporation, KSL Recreation
                                         Group, Inc., MedCath Incorporated, Owens-Illinois Group,
                                         Inc., Owens-Illinois, Inc., PRIMEDIA Inc., Regal Cinemas,
                                         Inc., Safeway, Inc., Shoppers Drug Mart, Sotheby's
                                         Holdings, Inc., Spalding Holdings Corporation, TI Group
                                         plc., Trinity Acquisition plc (Willis Corroon), U.S.
                                         Natural Resources, Inc. and United Fixtures Company.
                                         Messrs. Kravis and Roberts are first cousins.

Marc S. Lipschultz                       Member of the Compensation, Executive and Pension
Age 31                                   Committees of the Company. Mr. Lipschultz has been an
A Director since May 1997                Executive at Kohlberg Kravis Roberts & Co., L.P. since
                                         1995. Prior thereto, he was an investment banker with
                                         Goldman, Sachs & Co. He is also a Director of The Boyds
                                         Collection Ltd.

                         NOMINEES FOR ELECTION IN 2000
                                  (CONTINUED)

             NAME, AGE AND                                  PRINCIPAL OCCUPATION
           TERM AS DIRECTOR                                AND OTHER INFORMATION
---------------------------------------  ----------------------------------------------------------
Andrew M. Clarkson                       Member of the Audit Committee of the Company. Mr. Clarkson
Age 62                                   is also a Director of AutoZone, Inc. since 1986, Chairman
Director since May 1997                  of the Finance Committee of AutoZone, Inc. since 1995,
                                         secretary from 1988 to 1993 and treasurer from 1990 to
                                         1995.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSED
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

           DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2001

             NAME, AGE AND                                  PRINCIPAL OCCUPATION
           TERM AS DIRECTOR                                AND OTHER INFORMATION
---------------------------------------  ----------------------------------------------------------

Martin H. Loeffler                       Chairman of the Board of the Company since May 1997. Chief
Age 55                                   Executive Officer of the Company since May 1996. President
A Director since December 1987           of the Company since July 1987. Member of the Executive
                                         Committee and Chairman of the Pension Committee of the
                                         Company.

Michael W. Michelson                     Member of the limited liability company which serves as
Age 49                                   the general partner of Kohlberg Kravis Roberts & Co., L.P.
A Director since May 1997                from 1996. General partner of Kohlberg Kravis Roberts &
                                         Co., L.P. from 1987 to 1995. Member of the Compensation,
                                         Executive and Pension Committees of the Company. He is
                                         also a Director of AutoZone, Inc., KinderCare Learning
                                         Centers, Inc., Owens-Illinois Group, Inc. and
                                         Owens-Illinois, Inc.

           DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2002

                                                            PRINCIPAL OCCUPATION
             NAME AND AGE                                  AND OTHER INFORMATION
---------------------------------------  ----------------------------------------------------------
G. Robert Durham                         Member of the Audit Committee of the Company. Mr. Durham
Age 71                                   retired on June 1, 1996 from Walter Industries, Inc.
A Director since July 1997               having served as chairman and chief executive officer
                                         since October 1995 and president and chief executive
                                         officer since June 1991 to October 1995. He formerly
                                         served as chairman, president and chief executive officer
                                         of Phelps Dodge Corporation. He is a Director of the
                                         FINOVA Group Inc., Earle M. Jorgensen Co., and MONY Group
                                         Inc.

George R. Roberts                        Founding Partner of Kohlberg Kravis Roberts & Co., L.P.
Age 56                                   and since January 1996 a Managing Member of the Executive
A Director since May 1997                Committee of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co., L.P.
                                         He is also a Director of Accuride Corporation, Alliance
                                         Imaging, Inc., Birch Telecom, Inc., Borden, Inc., The
                                         Boyds Collection, Ltd., BRW Acquisition Inc. (Bristol West
                                         Insurance Group), Evenflo Company Inc., IDEX Corporation,
                                         KinderCare Learning Centers, Inc., KSL Land Corporation,
                                         KSL Recreation Corporation, KSL Recreation Group, Inc.,
                                         MedCath Incorporated, Owens-Illinois Group, Inc.,
                                         Owens-Illinois, Inc., PRIMEDIA Inc., Spalding Holdings
                                         Corporation, Trinity Acquisition plc (Willis Corroon),
                                         U.S. Natural Resources, Inc. and United Fixtures Company.
                                         Messrs. Roberts and Kravis are first cousins.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

                                                            PRINCIPAL OCCUPATION
             NAME AND AGE                                  AND OTHER INFORMATION
---------------------------------------  ----------------------------------------------------------

Timothy F. Cohane                        Senior Vice President of the Company since 1994 and a vice
Age 47                                   president since December 1991. President and Chief
                                         Operating Officer of Times Fiber Communications, Inc., a
                                         wholly-owned subsidiary of the Company, since 1994. A
                                         director of the Company from 1987 through May 1997.

Edward G. Jepsen                         Executive Vice President and Chief Financial Officer of
Age 56                                   the Company since May 1989. A director of the Company from
                                         1989 through May 1997.

Diana G. Reardon                         Controller of the Company since 1994. Treasurer of the
Age 40                                   Company since 1992.

Edward C. Wetmore                        Secretary and General Counsel of the Company since 1987.
Age 43

           THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

    COMMITTEES OF THE BOARD. The Board of Directors of the Company currently has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Pension Committee. The Company does not have a Nominating Committee.

    The Audit Committee recommends the appointment of independent auditors, reviews the plan of audit, the audit report and management letter, and consults periodically with the Company's independent auditors with regard to the adequacy of internal controls. The members of the Audit Committee are Andrew W. Clarkson and G. Robert Durham.

    The Compensation Committee approves compensation guidelines, reviews the role and performance of executive officers and key management personnel, establishes compensation levels for the Chief Executive Officer and other executive officers and key management personnel and reviews and approves the Chief Executive Officer's recommendations for compensation, bonus allocations, stock option awards for key employees of the Company and its affiliates. The members of the Compensation Committee are Michael W. Michelson and Marc S. Lipschultz.

    The Pension Committee administers the Company's pension plan and consults with the Chief Executive Officer, the Chief Financial Officer and the Treasurer of the Company and, as deemed necessary and appropriate, the trustee and investment managers of the assets of the Company's pension plan. The Pension Committee consists of Messrs. Loeffler, Michelson and Lipschultz.

    The Executive Committee is empowered to exercise the powers and authority of the full Board of Directors in the management of the business and affairs of the Company, subject at all times to the supervision and control of the Board of Directors. The members of the Executive Committee are Messrs. Loeffler, Michelson and Lipschultz.

    MEETINGS OF THE BOARD. During 1999 there were four meetings of the Board of Directors, three meetings of the Audit Committee and two meetings of the Compensation Committee. The Compensation Committee also met informally on an as-needed basis and acted on several matters by unanimous written consent. The Executive and Pension Committees met informally from time to time on an as-needed basis and acted on several matters by unanimous written consent. All directors attended each of the meetings of the Board of Directors and the Committees on which they served except Mr. Kravis and Mr. Roberts who were each unable to attend three meetings.

    COMPENSATION OF THE BOARD. The Company has authorized a retainer fee to non-employee directors at an annual rate of $30,000. No separate Board or Committee meeting fees have been authorized. During 1997 the Company adopted the Amphenol Corporation Directors' Deferred Compensation Plan (the "Plan"). The Plan allows the directors to elect to defer payment of their fees to a future date with the ultimate payment in cash or stock of the Company subject to the prior election of each director. Distributions would begin with the first day of the year following the director's retirement or separation from the Board. All directors have elected deferral of fees and the payment of fees in stock. The cumulative balance in each director's stock account as of April 1, 2000 is approximately 1,817 shares of Amphenol Common Stock.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS
                           SUMMARY COMPENSATION TABLE

    The following Table provides certain summary information concerning the compensation provided by the Company to the Chief Executive Officer and the four other most highly compensated executive officers of the Company during 1997, 1998 and 1999 (the "named executive officers").

                                                                             LONG-TERM
                                           ANNUAL COMPENSATION          COMPENSATION AWARDS
                                          ----------------------      -----------------------
                                                                                   SECURITIES
                                                                      RESTRICTED   UNDERLYING
                                                                        STOCK       OPTIONS/          ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR      SALARY        BONUS        AWARDS(5)    SARS(#)(6)      COMPENSATION(10)
---------------------------    --------   --------      --------      ----------   ----------      ----------------
M.H. Loeffler                    1999     $761,000      $445,185(2)        0         52,500(7)         $  2,786
Chairman, President & CEO        1998      735,000       232,000(3)        0         35,000(8)                0
                                 1997      700,000       413,000(4)        0        336,538(9)          789,444(11)

E.G. Jepsen                      1999     $440,000      $171,600(2)        0         15,750(7)         $  2,012
Executive V.P. & CFO             1998      425,000        89,000(3)        0         10,500(8)            3,375
                                 1997      405,000       157,950(4)        0        230,769(9)          358,920(11)

T.F. Cohane                      1999     $326,000(1)   $146,700(1)(2)      0        10,000(7)         $    497
Senior Vice President            1998      315,000(1)     80,000(1)(3)      0         7,000(8)              922
                                 1997      300,000(1)     85,000(1)(4)      0       230,769(9)          210,870(11)

E.C. Wetmore                     1999     $239,000      $ 62,140(2)        0          3,150(7)         $     35
Secretary & General Counsel      1998      231,000        32,000(3)        0          2,100(8)              369
                                 1997      220,000        57,200(4)        0         17,000(9)            4,544(11)

D.G. Reardon                     1999     $137,500      $ 42,000(2)        0          3,150(7)         $    138
Treasurer & Controller           1998      132,000        22,000(3)        0          2,100(8)              108
                                 1997      150,000        45,000(4)        0         17,000(9)            6,507(11)

------------------------

(1) Salary and Bonus paid by Times Fiber Communications, Inc., a wholly-owned subsidiary of the Company.

(2) 1999 Bonus was paid in January 2000.

(3) 1998 Bonus was paid in January 1999.

(4) 1997 Bonus was paid in January 1998.

(5) Upon completion of the Merger, the Restricted Stock Plan of the Company was terminated.

(6) On March 14, 2000, the Board of Directors approved a two-for-one split of the Company's Common Stock to be issued to shareholders of record as of March 23, 2000. On or about April 25, 2000 each shareholder will receive one additional share of Common Stock for each share of stock then held, subject to majority shareholder approval of an increase in the authorized shares. In addition, stock options granted pursuant to the Amended 1997 Option Plan for Key Employees of Amphenol and Subsidiaries (the "Amended Option Plan") are also subject to the two-for-one split. The Securities Underlying Options shown in this Table do not reflect the two-for-one split.

(7) On April 22, 1999 Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon were awarded 52,500, 15,750, 10,000, 3,150 and 3,150 stock options, respectively. All such stock options were awarded pursuant to the Amended Option Plan with an exercise price of $38.1875 per share.

(8) On April 8, 1998 Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon were awarded 35,000, 10,500, 7,000, 2,100 and 2,100 stock options, respectively. All such stock options were awarded pursuant to the Amended Option Plan with an exercise price of $58.00 per share.

(9) On May 19, 1997 Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon were awarded 336,538, 230,769, 230,769, 17,000 and 17,000 stock options, respectively. All stock options were awarded pursuant to the Amended Option Plan with an exercise price of $26.00 per share.

(10) Includes imputed compensation for Group Term Life Insurance net of employee payments.

(11) Includes $787,500, $356,875, $210,000, $4,250 and $6,375 cash payments received upon the completion of the Merger by Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon, respectively, for all options previously awarded under the Amphenol Stock Option Plan but not exercised prior to the completion of the Merger. All optionholders were paid the difference between $26.00 and the exercise price of the previously awarded stock options and such outstanding options under the Amphenol Stock Option Plan were cancelled upon completion of the Merger.

                 THE AMENDED 1997 OPTION PLAN FOR KEY EMPLOYEES
                          OF AMPHENOL AND SUBSIDIARIES

    In May 1997, the Board of Directors authorized and approved the 1997 Stock Option Plan for Key Employees of Amphenol and Subsidiaries (the "Option Plan"). The purpose of the Option Plan is to enable key employees of the Company and its subsidiaries to obtain a proprietary interest in the Company and thus share in the future success of the Company's business. The Option Plan is intended to attract and retain outstanding personnel and to promote a closer identity of interests between key employees of the Company and its subsidiaries and stockholders.

    In January 1998, the Board of Directors authorized and approved The Amended 1997 Option Plan for Key Employees of Amphenol and Subsidiaries which increased the number of shares of Common Stock to be reserved for issuance under the Option Plan from 1,200,000 to 1,750,000 shares (the "Amended Option Plan"). All other terms of the Amended Option Plan are the same as the Option Plan. Unless terminated earlier by the Company's Board of Directors, the Amended Option Plan will terminate in May, 2007.

    The Amended Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee considers recommendations of the Chief Executive Officer and other senior management employees of the Company and determines those employees of Amphenol and its subsidiaries eligible to receive options, the number and the terms and conditions of each option grant, the form of the Option Agreement and any conditions on the exercise of an option award. Only nonqualified stock options ("NQOs") as defined in Section 422 of the Internal Revenue Code (the "Code") may be granted under the Amended Option Plan.

    Employees to whom options are granted are required to enter into a Management Stockholder's Agreement with the Company which, among other things,
(a) restricts the transfer of option shares for five years after the effective date of the Amended Option Plan, (b) provides each optionholder with the right to resell option shares to the Company upon death, or under certain circumstances, disability of such optionholder and (c) provides the Company with the right to purchase all of an optionholder's option shares at varying prices depending upon the applicable circumstances if (i) such optionholder's employment with the Company is terminated, including, without limitation, as a result of the optionholder's death, disability or retirement; provided however, employment by the Company was for at least three years from the date of grant,
(ii) the optionholder effects an unpermitted transfer of option shares or
(iii) the option shares become subject to a transfer pursuant to a Call Event (as defined in the Amended Option Plan), provided that in such event the right to purchase shall be only as to the number of option shares subject to the transfer resulting in the Call Event. The options vest in 20% annual increments over a period of five years from the date of grant, with certain exceptions, including without limitation, in the case of the termination of the optionholder's employment with the Company.

    On April 1, 2000 the market value per share of Common Stock was $102.25 (determined by reference to the closing price listed on New York Stock Exchange, Inc. Composite Tape) and, of the 1,750,000 shares of Common Stock previously reserved for issuance pursuant to the Amended Option Plan, 290,490 shares remain available for future grants. The exercise price of options currently outstanding range from $26.00 to $66.25.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following Table provides information regarding option grants under the Amended Option Plan to the named executive officers during 1999.

                            INDIVIDUAL OPTION GRANTS

                                                                                                 POTENTIAL REALIZED
                                                                                                  VALUE AT ASSUMED
                               NUMBER OF         % OF TOTAL                                     RATES OF STOCK PRICE
                              SECURITIES           OPTIONS                                        APPRECIATION FOR
                              UNDERLYING         GRANTED TO        EXERCISE OR                     OPTION TERM(5)
                                OPTIONS         EMPLOYEES IN        BASE PRICE    EXPIRATION   -----------------------
NAME                         GRANTED(1)(6)   FISCAL YEAR 1999(2)   ($/SH)(3)(4)      DATE        5% ($)      10% ($)
----                         -------------   -------------------   ------------   ----------   ----------   ----------
M.H. Loeffler..............     52,500              21.8%             $38.1875    4/21/2009    $1,260,835   $3,195,203
E.G. Jepsen................     15,750               6.5%              38.1875    4/21/2009       378,250      958,561
T.F. Cohane................     10,000               4.1%              38.1875    4/21/2009       240,159      608,610
E.C. Wetmore...............      3,150               1.3%              38.1875    4/21/2009        75,650      191,712
D.G. Reardon...............      3,150               1.3%              38.1875    4/21/2009        75,650      191,712

------------------------

(1) The Company has reserved 1,750,000 shares of Common Stock for issuance pursuant to the Amended Option Plan, of which 290,490 shares are available for future awards as of April 1, 2000. The Company has not granted any SARs.

(2) Percentages indicated are based on a total of 241,400 options granted to 103 employees of the Company and its subsidiaries during 1999.

(3) No options were repriced during the last fiscal year.

(4) Options become exercisable in equal installments of 20%, commencing on the first anniversary of the date of grant. Shares received pursuant to the exercise of options are subject to material restrictions on sale or transfer.

(5) The potential realizable values reflected in these columns result from calculations which assume a current Common Stock value of $38.1875 and 5% and 10% growth rates over a 10 year period and are not intended to forecast future prices of the Common Stock of the Company.

(6) On March 14, 2000, the Board of Directors approved a two-for-one split of the Company's Common Stock to be issued to shareholders of record as of March 23, 2000. On or about April 25, 2000 each shareholder will receive one additional share of Common Stock for each share of stock then held, subject to majority shareholder approval of an increase in the authorized shares. In addition, stock options granted pursuant to the Amended Option Plan are also subject to the two-for-one split. The Securities Underlying Options shown in this Table do not reflect the two-for-one split.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

    The following table provides information concerning the exercise of stock options during 1999 by the named executive officers and the year-end value of unexercised options.

                                                                      NUMBER OF        VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                                                                    AT FY-END (#)       AT FY-END ($) (1)
                                                                 -------------------   --------------------
                              SHARES ACQUIRED   VALUE REALIZED      EXERCISABLE/           EXERCISABLE/
NAME                          ON EXERCISE (#)        ($)          UNEXERCISABLE (2)       UNEXERCISABLE
----                          ---------------   --------------   -------------------   --------------------
M.H. Loeffler...............         0                0            141,615/282,423     $5,520,329/9,920,055
E.G. Jepsen.................         0                0             94,408/162,611      3,762,271/6,135,229
T.F. Cohane.................         0                0             93,708/154,061      3,756,277/5,948,097
E.C. Wetmore................         0                0              7,220/ 15,030         279,424/ 517,510
D.G. Reardon................         0                0              7,220/ 15,030         279,424/ 517,510

------------------------

(1) Based on the New York Stock Exchange trading closing price of Amphenol Common Stock on December 31, 1999 of $66.5625.

(2) On March 14, 2000, the Board of Directors approved a two-for-one split of the Company's Common Stock to be issued to shareholders of record as of March 23, 2000. On or about April 25, 2000 each shareholder will receive one additional share of Common Stock for each share of stock then held, subject to majority shareholder approval of an increase in the authorized shares. In addition, stock options granted pursuant to the Amended Option Plan are also subject to the two-for-one split. The Number of Unexercised Options shown in this Table do not reflect the two-for-one split.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPOSITION AND PURPOSE

    The Compensation Committee of the Board of Directors is delegated responsibility for the compensation programs affecting executive officers and key management employees of the Company and its subsidiaries including base compensation, bonuses, stock option and other incentive awards. The Committee is currently composed of two directors who are not officers or employees of the Company. The activities and actions of the Committee are subject to the review of the full Board of Directors.

    The Committee's specific responsibilities continue to include:

    - Approval of the compensation philosophy and guidelines for all executive officers and key management employees of the Company and its subsidiaries.

    - Review, at least annually, the goals and the performance of the Company's Chairman, President and Chief Executive Officer and approve changes in the level of base compensation and bonus target for said employee.

    - Review recommendations from the Company's Chairman, President and Chief Executive Officer related to base compensation, bonus pool, bonus allocations, stock option and other incentive awards and related matters for executive officers, key management employees and prospective senior management employees of the Company.

    - Maintain and review from time to time the Company's management succession program.

COMPENSATION POLICIES AND PRACTICES

    PHILOSOPHY. The Committee's objective will continue to be the development, refinement and implementation of a complete compensation program that will serve to attract, retain and stimulate motivated senior management employees. The Committee also recognizes its responsibilities and obligations to the stockholders of the Company. The stock-based programs summarized below are intended to more specifically align the interests of the Company's senior management employees with the interests of the Company's stockholders and encourage long-term decision making geared to increasing shareholder value. The Committee also recognizes its responsibilities and obligations to other employees of the Company and its subsidiaries.

    BASE COMPENSATION. The performance and salary of each executive officer and each senior management employee of the Company whose base compensation is at least $150,000 continues to be reviewed annually by the Committee. In establishing general compensation policies and in reviewing and assessing the appropriateness of base compensation levels, the Committee considers the recommendations of the Company's Chief Executive Officer, published information and independent professional salary surveys of comparably situated individuals in other companies of the same size and/or type. In the course of its annual review the Committee also considers the historical, current and forecasted performance of the Company and the contributions and expected contributions of each senior management employee to those results.

    BONUS PLAN. In addition to base compensation, executive officers and key management employees participate in the Company's Management Incentive Plan. Payments under this plan are contingent upon the Company's achievement and/or each individual operation's achievement of targeted levels of operating income and revenues and certain additional performance criteria. Annual bonus targets which are based upon a percentage of average base compensation are established at the beginning of each year. Target bonuses for most plan participants range from 10% to 50% of average base salary. Discretionary payments, including payments in excess of target bonuses, are also considered when specific objectives are undertaken and achieved or exceeded.

    STOCK OPTION PROGRAM. Stock options have been granted at fair market value and vest in equal annual installments over a five year period. Stock options have been awarded annually to executive officers and other key management employees. All stock option awardees must execute a Management Stockholders Agreement with the Company which sets forth the terms and conditions and limitations applicable to any shares purchased pursuant to the options granted under the Amended Option Program. In determining a stock option award, the Committee will consider the amount of stock options, if any, previously awarded to an individual, an individual's past and expected future contributions to the Company's financial performance and an individual's responsibilities for assisting the Company in achieving its long-term strategic goals. The Committee believes that the extended five year vesting period for option awards helps retain key employees.

CEO COMPENSATION

    The Company had an excellent year in 1999. The Company sustained significant growth in sales and net income. The Company also successfully completed several strategic acquisitions and a public offering of 2.75 million shares.

    Mr. Loeffler, as Chairman, President and Chief Executive Officer of the Company continues to play a vital role in sustaining the success of the Company and growing shareholder value. His base salary for 2000 has been increased by approximately 5% from $761,000 to $800,000. His bonus payout pursuant to the 1999 Management Incentive Plan was $445,185 representing approximately 58% of his 1999 base salary. His target bonus payment pursuant to the 2000 Management Plan has been increased from 45% to 50% of his 2000 base salary. Mr. Loeffler's 2000 base salary, 1999 bonus payment and 2000 bonus target were established based upon the Compensation Committee's review and consideration of market conditions, the Company's 1999 performance as described above, the review and consideration of Mr. Loeffler's personal performance and the review and consideration of available information on compensation of Chief Executive Officers of other companies in the interconnect industry and other companies of comparable size with comparable performance. The Committee believes that the Common Stock of the Company retained by Mr. Loeffler following the completion of the merger with KKR in May 1997 as well as the option awards made to Mr. Loeffler in 1997, 1998 and 1999 and contemplated for 2000 have and will continue to closely align Mr. Loeffler's interests with those of other owners of the Company's Common Stock.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

    In 1993, Congress created a new Internal Revenue Code subsection 162(m) which could have the effect of limiting the deductibility of compensation paid to the Company's five highest paid executive officers to no more than $1 million per year beginning in 1994. Certain types of compensation are exempted from this limitation including any payments that are based on a plan setting forth objective performance goals which is administered by outside directors and that has been approved by stockholders.

    Although the Committee will consider this legislation when reviewing executive compensation, the Committee intends to use its business judgment to determine whether levels of base compensation and bonus payments are in the best interests of the Company and its stockholders notwithstanding the deductibility of any portion of such payments in view of the limitations of subsection 162(m). Regardless, the Committee and the Company do not believe that this legislation will have any material effect on the financial condition of the Company for the foreseeable future.

                              MICHAEL W. MICHELSON
                               MARC S. LIPSCHULTZ

                  COMPARISON OF TOTAL DAILY COMPOUNDED RETURN
                          AMONG AMPHENOL CORPORATION,
                     S&P 500 INDEX AND PEER GROUP COMPOSITE

    The following graph compares the performance of Amphenol over a period of five years ending December 31, 1999 with the performance of the Standard & Poor's 500 Stock Index and the average performance of a composite group consisting of peer corporations on a line-of-business basis. The Company is excluded from this group. The corporations comprising the composite group are CommScope, Inc., Hubbell Incorporated, Methode Inc., Molex Inc. and Thomas & Betts Corporation. Total Daily Compounded Return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
Amphenol      100.0     101.0      92.7     232.0     125.6     277.3
Composite     100.0     117.7     148.3     168.6     166.7     206.8
S&P 500       100.0     137.5     169.2     225.6     290.0     351.0

                            CUMULATIVE TOTAL RETURN
                         ANNUALLY: 12/31/94 TO 12/31/99

    The data points for the above graph are as follows:

                         12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
                         --------   --------   --------   --------   --------   --------
Amphenol...............   100.0%     101.0%      92.7%     232.0%     125.8%     277.3%
Composite..............   100.0%     117.7%     148.3%     168.6%     166.7%     206.8%
S&P 500................   100.0%     137.5%     169.2%     225.6%     290.0%     351.0%

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1999 none of the members of the Compensation Committee were present or former officers or employees of the Company or its subsidiaries.
Mr. Loeffler is the only officer or employee of the Company who serves on the Company's Board of Directors. Mr. Loeffler does not serve on the Board of Directors of any other Company.

                             EMPLOYMENT AGREEMENTS

    Pursuant to an employment letter agreement with the Company dated July 28, 1987, Mr. Loeffler is guaranteed a minimum annual bonus of $30,000. Under this agreement, Mr. Loeffler is entitled upon termination of his employment with the Company to 18 months severance pay, which includes base salary plus any bonus; upon involuntary termination, Mr. Loeffler is also entitled to relocation expenses to the country of his origin, provided that he requests this benefit within six months after his last day of employment with the Company. There are no other employment agreements with any of the named executive officers.

                              PENSION INFORMATION

    MERGER OF PENSION PLANS. Prior to 1998, the Company and its domestic subsidiaries maintained eight separate defined benefit pension plans covering substantially all U.S. employees. Effective December 31, 1997, these pension plans were merged into one plan, the Pension Plan for Employees of Amphenol Corporation (the "Plan"), although the different formulas for calculating pension benefits for employees of each operation have been retained.

    THE AMPHENOL PLAN SECTION. This Section of the Plan provides for annual pensions to certain salaried employees including executive officers and directors who are employees, who complete five years of service with the Company. The Company is required to make all contributions necessary to provide benefits payable under this retirement plan section. No participant contributions are required or permitted. In 1999, Mr. Loeffler was the only executive officer or director of the Company who participated in the Amphenol Plan Section of the Plan.

    The normal retirement date under the Amphenol Plan Section of the Plan is the first day of the month following a participant's 65th birthday. A participant may also retire as of the first day of any month subsequent to the participant's 55th birthday and completion of ten years of service. The monthly normal retirement benefit for a participant is equal to the greater of:
(i) Formula A: 1.1% of the participant's average final pensionable compensation multiplied by the participant's years of credited service or (ii) Formula B:
1.8% of the participant's average final pensionable compensation multiplied by the participant's years of credited service not in excess of 25 (1% for years in excess of 25) reduced by 2% of the participant's estimated monthly social security benefit multiplied by the participant's years of credited service not in excess of 30. Average final pensionable compensation is defined as the participant's highest average annual total compensation from the Company and its affiliates, excluding bonuses, during any five consecutive years of service with the Company or its affiliates during the ten calendar years of service preceding the participant's termination of employment. A participant's normal retirement benefit is reduced for early retirement by 1/180 for each complete calendar month up to 60 months (1/360 for each additional calendar month) by which the commencement date for the payment of benefits precedes the participant's normal retirement date. Retirement benefits are paid in the form of a life annuity (joint and survivor annuity for married participants). A participant has a nonforfeitable right to his retirement benefit upon completion of five years of service.

    Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), currently limits the maximum annual benefit which may be paid to any employee from a tax-qualified plan to $130,000 in 1999, and $135,000 in 2000.
Section 401(a)(17) of the Code currently limits the amount of compensation taken into account under a tax-qualified plan to $160,000 in 1999, and $170,000 in 2000. Both of these limitations are subject to future adjustment. The Company has also adopted a Supplemental Employee Retirement Plan ("SERP") which formally provides for the payment of the portion of an annual pension which cannot be paid from the Plan as a result of the Code limitations described above. Final Average Compensation under the SERP, however, is limited to $500,000.

    The following Table sets forth the estimated annual benefits under the Amphenol Plan Section of the Plan payable on retirement for specified earnings and years of participation categories assuming retirement at age 65.

                         ESTIMATED ANNUAL PENSION PAYABLE BY THE COMPANY UNDER THE AMPHENOL PLAN
                         SECTION AT NORMAL RETIREMENT BASED ON YEARS OF PARTICIPATION INDICATED
    FINAL AVERAGE      ---------------------------------------------------------------------------
    COMPENSATION        5 YEARS      10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS
---------------------  ----------   ----------   ----------   ----------   ----------   ----------
$150,000.............    $13,500     $ 27,000     $ 40,500     $ 54,000     $ 67,500     $ 75,000
 200,000.............     18,000       36,000       54,000       72,000       90,000      100,000
 250,000.............     22,500       45,000       67,500       90,000      112,500      125,000
 300,000.............     27,000       54,000       81,000      108,000      135,000      150,000
 350,000.............     31,500       63,000       94,500      126,000      157,500      175,000
 400,000.............     36,000       72,000      108,000      144,000      180,000      200,000
 450,000.............     40,500       81,000      121,500      162,000      202,500      225,000
 500,000.............     45,000       90,000      135,000      180,000      225,000      250,000

    The above benefits are computed on a straight life annuity basis and do not take into account any reduction for joint and survivor payments or social security offsets.

    As of December 31, 1999, Mr. Loeffler has 26 years of credited service in the Amphenol Plan Section of the Plan, and his covered compensation amounts to $761,000 although Final Average Compensation under the SERP is limited to $500,000. Messrs. Cohane, Jepsen, Wetmore and Ms. Reardon do not participate in the Amphenol Plan Section of the Plan.

    THE LPL PLAN SECTION. Messrs. Cohane, Jepsen, Wetmore and Ms. Reardon participated in the LPL Plan Section of the Plan which terms are similar to those of the Amphenol Plan Section of the Plan. Prior to January 1, 2000 participants in the LPL Plan Section of the Plan were required to make contributions to the Plan. In addition, average final pensionable compensation under the LPL Plan Section of the Plan is defined as the participant's highest average annual total compensation from the Company and its affiliates, including bonuses, during any five consecutive years of service with the Company or its affiliates during the ten years of service preceding the participant's termination of employment.

    Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), currently limits the maximum annual benefit which may be paid to any employee from a tax-qualified plan to $130,000 in 1999, and $135,000 in 2000.
Section 401(a)(17) of the Code currently limits the amount of compensation taken into account under a tax-qualified plan to $160,000 in 1999, and $170,000 in 2000. Both of these limitations are subject to future adjustment. The Company's Supplemental Employee Retirement Plan ("SERP") formally provides for the portion of an annual pension which cannot be paid from the LPL Plan Section of the Plan as a result of the Code limitations described above. Final Average Compensation under the SERP, however, is limited to $500,000.

    The following Table sets forth the estimated annual benefits under the LPL Plan Section of the Plan payable on retirement for specified earnings and years of participation categories assuming retirement at age 65.

                           ESTIMATED ANNUAL PENSION PAYABLE BY THE COMPANY UNDER THE LPL PLAN
                         SECTION AT NORMAL RETIREMENT BASED ON YEARS OF PARTICIPATION INDICATED
    FINAL AVERAGE      ---------------------------------------------------------------------------
    COMPENSATION        5 YEARS      10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS
---------------------  ----------   ----------   ----------   ----------   ----------   ----------
$150,000.............   $15,000      $ 30,000     $ 45,000     $ 60,000     $ 75,000     $ 75,000
 200,000.............    20,000        40,000       60,000       80,000      100,000      100,000
 250,000.............    25,000        50,000       75,000      100,000      125,000      125,000
 300,000.............    30,000        60,000       90,000      120,000      150,000      150,000
 350,000.............    35,000        70,000      105,000      140,000      175,000      175,000
 400,000.............    40,000        80,000      120,000      160,000      200,000      200,000
 450,000.............    45,000        90,000      135,000      180,000      225,000      225,000
 500,000.............    50,000       100,000      150,000      200,000      250,000      250,000

    The above benefits are computed on a straight life annuity basis and do not take into account any reduction for joint and survivor payments or social security offsets.

    As of December 31, 1999, Mr. Cohane has 13 years of credited service in the LPL Plan Section of the Plan, and his covered compensation amounts to $406,000, Mr. Jepsen has 10 years of credited service in the LPL Plan Section of the Plan, and his covered compensation amounts to $529,000 (although Final Average Compensation under the SERP is limited to $500,000), Mr. Wetmore has 12 years of credited service in the LPL Plan Section of the Plan, and his covered compensation amounts to $271,000 and Ms. Reardon has 10 years of credited service in the LPL Plan Section of the Plan, and her covered compensation amounts to $159,500. Mr. Loeffler does not participate in the LPL Plan Section of the Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    THE MERGER AND RELATED MATTERS. Pursuant to the Merger Agreement with NXS Acquisition Corp. ("NXS"), a wholly-owned subsidiary of a limited partnership organized at the direction of KKR Associates 1996 L.P. ("KKR")., on May 19, 1997 NXS merged with and into Amphenol, which became the surviving corporation (the "Merger"). As a result of the Merger, KKR became a 75% majority stockholder of the Company.

    Amphenol agreed in the Merger Agreement that all rights to indemnification then existing in favor of the present and former directors and officers of Amphenol or any of its subsidiaries as provided in its Amended and Restated Certificate of Incorporation, its By-Laws, under Delaware General Corporation Law or otherwise shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of six years from the date of the Merger.

    During 1999 the Company paid Kohlberg Kravis Roberts & Co., L.P. an annual fee of one million dollars for management consulting and financial services. From time to time Kohlberg Kravis Roberts & Co., L.P. may receive additional fees for advisory services rendered to the Company and its subsidiaries. Such fees will be negotiated from time to time with the independent members of the Company's Board of Directors on an arms-length basis and will be based on the services performed and the prevalent fees then charged by third-parties for compatable services.

    REGISTRATION RIGHTS AGREEMENT. Under certain circumstances and subject to certain conditions, KKR Associates 1996 L.P. and its affiliated entities (the "KKR Entities") have the right to require the Company to register, under the Securities Act, shares of Common Stock held by them. The Registration Rights Agreement provides that, among other things, the Company will pay all expenses in connection with any such registration.

    MANAGEMENT STOCKHOLDER'S AGREEMENT. Upon consummation of the Merger, the Company entered into substantially identical Management Stockholder's Agreements with each of Messrs. Loeffler, Jepsen, Cohane, Wetmore and Ms. Reardon who agreed to retain direct ownership of at least 94,849, 76,923, 76,923, 2,000 and 2,000 shares, respectively. Messrs. Loeffler, Jepsen, Cohane, Wetmore and
Ms. Reardon received awards of 336,538, 230,769, 230,769, 17,000 and 17,000 stock options, respectively, in connection with such personal investment and long-term commitments to the Company. Each Management Stockholder's Agreement imposes significant restrictions on the transfer of such shares of Common Stock. Shares subject to each Management Stockholder's Agreement are generally nontransferable by any means at any time prior to the fifth anniversary of the date of the Merger. Each Management Stockholder's Agreement also affords the Company significant favorable repurchase rights if an employee voluntarily terminates employment with the Company without cause.

    Stock options granted pursuant to the Amended Option Plan are also subject to the terms and conditions of the Management Stockholder's Agreement. The rights and obligations with respect to shares of Common Stock purchased by an option awardee upon the exercise of an option will be substantially identical to the rights and obligations applicable to shares of Common Stock purchased pursuant to a Management Stockholder's Agreement.

    Management stockholders will have limited "piggyback" registration rights with respect to any shares of Common Stock purchased or retained or acquired by option exercise if the Company elects to make a public offering and there exists an active trading market in 40% or more of the Company's Common Stock following such offering.

    SALES PARTICIPATION AGREEMENT. Upon the purchase of Common Stock subject to the Management Stockholder's Agreement, each such management stockholder will be the beneficiary of a Sale Participation Agreement (the "Sale Participation Agreement") with the KKR Entities. The Sale Participation Agreement allows such management stockholders the right to participate in any sale of shares of Common Stock by the KKR Entities occurring prior to the fifth anniversary of the first public offering of Amphenol Common Stock. Shares of Common Stock sold by the management stockholders pursuant to the Sale Participation Agreement will not be subject to any restrictions on transfer imposed by the Management Stockholder's Agreement.

    PUBLIC OFFERING. In December, 1999 the Company completed a public offering of 2,750,000 shares of its Common Stock at $69.5625 per share. No existing shareholders of the Company, including management and partnerships affiliated with Kohlberg Kravis Roberts & Co., L.P., sold any shares in the offering or received any fees. The net proceeds from the sale of the shares were used to redeem a portion of the Company's senior subordinated notes and to repay bank debt.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with The Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

    Based upon its review of the copies of such forms received by it since January 1, 1999 and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all applicable filings were made in a timely manner.

                PROPOSAL 2. SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Deloitte & Touche LLP to act as independent accountants for the Company for the current fiscal year, and a proposal to ratify this selection will be submitted to the Annual Meeting. Deloitte & Touche LLP has acted as accountants for the Company since June 1997, and management believes it desirable and in the best interests of the Company to continue the employment of that firm. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    If the foregoing proposal is not approved by the holders of a majority of the shares represented at the Annual Meeting and voting on the proposal, or if prior to the 2001 Annual Meeting, Deloitte & Touche LLP shall decline to act or otherwise become incapable of acting, or if its employment is otherwise discontinued by the Board of Directors, then in any such case the Board of Directors will appoint other independent accountants whose employment for any period subsequent to the 2000 Annual Meeting will be subject to ratification by the stockholders at the 2001 Annual Meeting.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

                             STOCKHOLDER PROPOSALS

    Any stockholder desiring to submit a proposal to be presented for consideration in the Company's 2001 Proxy Statement must submit such proposal to the Company no later than the close of business on December 26, 2000. Such proposals should be sent by Certified Mail--Return Receipt Requested to the attention of the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530.

    Under the current rules of the Securities and Exchange Commission, a stockholder submitting a proposal is required to be a record or beneficial owner of at least 1% or $1,000 in market value of the Company's Common Stock and to have held such stock for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

    The Company's By-laws require that the Company should have received written notice of any proposals which stockholders intended to present at the 2000 Annual Meeting (other than those submitted for inclusion in the Company's proxy material pursuant to Rule 14a-8 of the Exchange Act), not less than 60 and no more than 90 days prior to the meeting. Accordingly any such notice should have been received by the Company no earlier than February 24, 2000 and no later than March 24, 2000.

                           GENERAL AND OTHER MATTERS

    At the date of this Proxy Statement, the Company knows of no business that will be brought before the 2000 Annual Meeting of Stockholders other than the matters set forth above. However, if any further business properly comes before the Annual Meeting or any adjournments thereof, the persons named as proxies in the accompanying proxy will vote them in accordance with their discretion and judgment on such matters.

    The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. In addition to the use of the mail, proxies may also be solicited personally or by telephone by officers and employees of the Company without additional compensation.

    The Company has herewith and/or heretofore provided each stockholder whose proxy is being solicited hereby, a copy of the Company's 1999 Annual Report, including financial statements. Written requests for additional copies should be directed to: Treasurer, Amphenol Corporation, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530.

          PLEASE DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE
         ENCLOSED REPLY ENVELOPE ON WHICH NO POSTAGE NEED BE AFFIXED IF
                          MAILED IN THE UNITED STATES.

                        BY ORDER OF THE BOARD OF DIRECTORS,
                               EDWARD C. WETMORE
                                   SECRETARY

April 24, 2000

                              AMPHENOL CORPORATION

                                                 NOTICE OF ANNUAL MEETING

                                                           AND

                                                     PROXY STATEMENT

                                        ANNUAL MEETING OF STOCKHOLDERS, MAY 24,
                                                          2000

                                        IMPORTANT YOUR PROXY IS ENCLOSED. PLEASE
                                        FILL IN, DATE, SIGN AND RETURN YOUR
                                        PROXY PROMPTLY IN THE ENCLOSED STAMPED
                                        ENVELOPE WHETHER OR NOT YOU PLAN TO BE
                                        PRESENT AT THE MEETING. YOU MAY STILL
                                        VOTE IN PERSON IF YOU ATTEND THE
                                        MEETING.

                                                                    1079-PS-2000

                                     PROXY

                              AMPHENOL CORPORATION

         The undersigned, revoking previous proxies as relating to these shares, hereby acknowledges receipt of the Notice of 2000 Annual Meeting and Proxy Statement dated April 24, 2000 in connection with the Annual Meeting to be held at 11:00 a.m. on May 24, 2000 at the Corporate Headquarters of the Company, 358 Hall Avenue, Wallingford, Connecticut 06492 and hereby appoints Martin H. Loeffler and Edward G. Jepsen, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Class A Common Stock of AMPHENOL CORPORATION registered in the name provided herein which the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders, and at any adjournment and adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement.

         Election of three Directors for terms to expire at the 2003 Annual Meeting.

                                   NOMINEES:
   (01) Andrew M. Clarkson, (02) Henry R. Kravis and (03) Marc S. Lipschultz

SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
    SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SIDE
-----------                                                          -----------

     PLEASE MARK
/x/  VOTES AS IN
     THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE DIRECTORS AND FOR PROPOSAL 2.

--------------------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------

1.   Election of three Nominee          FOR      WITHHELD
     Directors (See reverse.)
                                        /_/        /_/

/_/
     --------------------------------------
     For all nominees except as noted above

2.   Ratification of Deloitte &         FOR      AGAINST       ABSTAIN
     Touche LLP as independent
     public accountants of the          /_/        /_/            /_/
     Company

--------------------------------------------------------------------------------

                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT /_/



                               Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:                                   Date:
          ----------------------------------      ------------------------------

Signature:                                   Date:
          ----------------------------------      ------------------------------